October 2021

Preliminary Terms No. 2,906
Registration Statement Nos. 333-250103; 333-250103-01
Dated October 26, 2021
Filed pursuant to Rule 433

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Dual Directional Buffered Participation Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index due August 2, 2023

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Dual Directional Buffered Participation Securities, or “Buffered Securities,” are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Buffered Securities will pay no interest, provide a minimum payment at maturity of only at least 14% of the stated principal amount (to be determined on the pricing date) and have the terms described in the accompanying product supplement for participation securities, index supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the Buffered Securities will be based on the value of the worst performing of the NASDAQ-100 Index® and the Russell 2000® Index. At maturity, if the final index value of each underlying index is greater than its respective initial index value, investors will receive the stated principal amount of their investment plus a return reflecting 100% of the upside performance of the worst performing underlying index, subject to the maximum upside payment at maturity. If the final index value of either underlying index is less than or equal to its respective initial index value, but the final index value of each underlying index is greater than or equal to at most 86% of its respective initial index value (to be determined on the pricing date), meaning that neither underlying index has decreased from its initial index value by an amount greater than the buffer amount of at least 14% (to be determined on the pricing date), investors will receive the stated principal amount of their investment plus a positive return based on the absolute value of the performance of the worst performing underlying index, which will be inherently limited to a maximum return of 14%. However, if the final index value of either underlying index is less than at most 86% of its respective initial index value (to be determined on the pricing date), meaning that either underlying index has decreased from its respective initial index value by an amount greater than the buffer amount of at least 14% (to be determined on the pricing date), the absolute return feature will no longer be available and instead investors will lose 1% for every 1% decline in the worst performing underlying index beyond the specified buffer amount, subject to the minimum payment at maturity of at least 14% of the stated principal amount (to be determined on the pricing date). Investors may lose up to 86% of the stated principal amount of the Buffered Securities (depending on the actual buffer amount, which will be determined on the pricing date). Because the payment at maturity of the Buffered Securities is based on the worst performing of the underlying indices, a decline in either underlying index beyond the buffer amount will result in a loss, and potentially a significant loss, of your investment even if the other underlying index has appreciated or has not declined as much. The Buffered Securities are for investors who seek an equity index-based return and who are willing to risk their principal, risk exposure to the worst performing of two underlying indices and forgo current income and upside above the maximum upside payment at maturity in exchange for the buffer and absolute return features that in each case apply to a limited range of performance of the worst performing underlying index. The Buffered Securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

The Buffered Securities differ from the Participation Securities described in the accompanying product supplement for Participation Securities in that the Buffered Securities offer the potential for a positive return at maturity if the worst performing underlying index depreciates by up to at least 14% (to be determined on the pricing date).

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Buffered Securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	August 2, 2023
Underlying indices:	NASDAQ-100 Index® (the “NDX Index”) and RTY 2000® Index (the “RTY Index”)
Aggregate principal amount:	$
Payment at maturity:	If the final index value of each underlying index is greater than its respective initial index value,
$1,000 + ($1,000 × index percent change of the worst performing underlying index)
In no event will the payment at maturity exceed the maximum upside payment at maturity.

If the final index value of either underlying index is less than or equal to its respective initial index value but the final index value of each underlying index is greater than or equal to at most 86% of its respective initial index value, meaning that neither underlying index has decreased from its initial index value by an amount greater than the buffer amount of at least 14%,

$1,000 + ($1,000 × absolute index return of the worst performing underlying index)

If the final index value of either underlying index is less than at most 86% of its respective initial index value, meaning that either underlying index has decreased from its respective initial index value by an amount greater than the buffer amount of at least 14%,

($1,000 × index performance factor of the worst performing underlying index) + at least $140 (to be determined on the pricing date)

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the Buffered Securities pay less than $140 per Buffered Security at maturity.

Index percent change:	With respect to each underlying index, (final index value – initial index value) / initial index value
Worst performing underlying index:	The underlying index with the lesser index percent change
Index performance factor:	With respect to each underlying index, final index value / initial index value
Absolute index return:	The absolute value of the index percent change. For example, a -5% index percent change will result in a +5% absolute index return
Initial index value:	With respect to the NDX Index, , which is the index closing value of such index on the pricing date With respect to the RTY Index, , which is the index closing value of such index on the pricing date
Final index value:	With respect to each underlying index, the index closing value of such index on the valuation date
Valuation date:	July 28, 2023, subject to adjustment for non-index business days and certain market disruption events
Minimum payment at maturity:	At least $140 per Buffered Security (14% of the stated principal amount). The actual minimum payment at maturity will be determined on the pricing date.
Maximum upside payment at maturity:	$1,160 per Buffered Security (116% of the stated principal amount)
Buffer amount:	At least 14%. The actual buffer amount will be determined on the pricing date.
Stated principal amount:	$1,000 per Buffered Security
Issue price:	$1,000 per Buffered Security
Pricing date:	October 28, 2021
Original issue date:	November 2, 2021 (3 business days after the pricing date)
CUSIP / ISIN:	61773F8L0 / US61773F8L05
Listing:	The Buffered Securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $966.00 per Buffered Security, or within $25.00 of that estimate. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per Buffered Security	$1,000	$	$
Total	$	$	$

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $ for each Buffered Security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for participation securities.

(2)See “Use of proceeds and hedging” on page 18.

The Buffered Securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Buffered Securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Buffered Securities” and “Additional Information About the Buffered Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Participation Securities dated November 16, 2020  Index Supplement dated November 16, 2020

 Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index due August 2, 2023

Principal at Risk Securities

Investment Summary

Dual Directional Buffered Participation Securities

Principal at Risk Securities

The Dual Directional Buffered Participation Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index due August 2, 2023 (the “Buffered Securities”) can be used:

￭To gain exposure to the worst performing of two U.S. equity indices

￭To obtain a positive return for a limited range of negative performance of the worst performing underlying index

If the final index value of either underlying index is less than at most 86% of its respective initial index value (to be determined on the pricing date), investors will be negatively exposed to the decline in the worst performing underlying index beyond the buffer amount and will lose some or a substantial portion of their investment.

Maturity:	1.75 years
Maximum upside payment at maturity:	$1,160 per Buffered Security (116% of the stated principal amount)
Minimum payment at maturity:

At least $140 per Buffered Security (14% of the stated principal amount). Investors may lose up to 86% of the stated principal amount of the Buffered Securities. The actual minimum payment at maturity will be determined on the pricing date.

Buffer amount:	At least 14%, with 1-to-1 downside exposure to the worst performing underlying index below the buffer. The actual buffer amount will be determined on the pricing date.
Coupon:	None
Listing:	The Buffered Securities will not be listed on any securities exchange

The original issue price of each Buffered Security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Buffered Securities, which are borne by you, and, consequently, the estimated value of the Buffered Securities on the pricing date will be less than $1,000. We estimate that the value of each Buffered Security on the pricing date will be approximately $966.00, or within $25.00 of that estimate. Our estimate of the value of the Buffered Securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the Buffered Securities on the pricing date, we take into account that the Buffered Securities comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the Buffered Securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Buffered Securities?

In determining the economic terms of the Buffered Securities, including the buffer amount, the maximum upside payment at maturity and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Buffered Securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Buffered Securities?

The price at which MS & Co. purchases the Buffered Securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Buffered Securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered Securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Buffered Securities, and, if it once chooses to make a market, may cease doing so at any time.

October 2021 Page 2

Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index due August 2, 2023

Principal at Risk Securities

Key Investment Rationale

The Buffered Securities offer the potential for a positive return at maturity based on the absolute value of a limited range of percentage changes of the worst performing underlying index. At maturity, if the final index value of each underlying index is greater than its respective initial index value, investors will receive the stated principal amount of their investment plus a return reflecting 100% of the upside performance of the worst performing underlying index, subject to the maximum upside payment at maturity. If the final index value of either underlying index is less than or equal to its respective initial index value but the final index value of each underlying index is greater than or equal to at most 86% of its respective initial index value (to be determined on the pricing date), investors will receive the stated principal amount of their investment plus a positive return based on the absolute value of the performance of the worst performing underlying index. However, if the final index value of either underlying index is less than at most 86% of its respective initial index value (to be determined on the pricing date), the absolute return feature will no longer be available and instead investors will lose 1% for every 1% decline in the worst performing underlying index beyond the specified buffer amount, subject to the minimum payment at maturity. Investors may lose up to at most 86% of the stated principal amount of the Buffered Securities (depending on the actual buffer amount, which will be determined on the pricing date). All payments on the Buffered Securities are subject to our credit risk.

Absolute Return Feature

The Buffered Securities enable investors to obtain a positive return if the final index value of either underlying index is less than its respective initial index value but the final index value of each underlying index is greater than or equal to at most 86% of its respective initial index value (to be determined on the pricing date).

Upside Scenario if Both Underlying Indices Appreciate

Both underlying indices increase in value, and, at maturity, the Buffered Securities redeem for the stated principal amount of $1,000 plus a return reflecting 100% of the index percent change of the worst performing underlying index, subject to the maximum upside payment at maturity of $1,160 per Buffered Security (116% of the stated principal amount).

Absolute Return Scenario

The final index value of either underlying index is less than its respective initial index value but the final index value of each underlying index is greater than or equal to at most 86% of its respective initial index value (to be determined on the pricing date). In this case, you receive a 1% positive return on the Buffered Securities for each 1% negative return on the worst performing underlying index. For example, if the final index value of the worst performing underlying index is 10% less than its respective initial index value, the Buffered Securities will provide a total positive return of 10% at maturity. The maximum return you may receive in this scenario is a positive 14% return at maturity.

Downside Scenario

The final index value of either underlying index is less than at most 86% of its respective initial index value (to be determined on the pricing date). In this case, the Buffered Securities redeem for less than the stated principal amount by an amount proportionate to the percentage decrease of the worst performing underlying index over the term of the Buffered Securities, plus the buffer amount of at least 14% (to be determined on the pricing date). For example, if the final index value of the worst performing underlying index is 70% less than its initial index value, the Buffered Securities will be redeemed at maturity for a loss of 56% of principal at $440, or 44% of the stated principal amount. The minimum payment at maturity is at least $140 per Buffered Security (to be determined on the pricing date).

Because the payment at maturity of the Buffered Securities is based on the worst performing of the underlying indices, a decline in either underlying index to less than at most 86% of its respective initial index value (to be determined on the pricing date) will result in a loss, and potentially a significant loss, of your investment, even if the other underlying index has appreciated or has not declined as much.

October 2021 Page 3

Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index due August 2, 2023

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Buffered Securities. The following examples are for illustrative purposes only. The actual buffer amount and the actual initial index value for each underlying index will be determined on the pricing date. Any payment at maturity on the Buffered Securities is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Buffered Security
Hypothetical initial index value:	With respect to the NDX Index: 10,000 With respect to the RTY Index: 1,100
Maximum upside payment at maturity:	$1,160 per Buffered Security (116% of the stated principal amount)
Hypothetical minimum payment at maturity:	$140 per Buffered Security (14% of the stated principal amount)
Hypothetical buffer amount:	14%

EXAMPLE 1: The final index value of each underlying index is greater than its respective initial index value.

Final index value		NDX Index: 11,000
RTY Index: 1,540
Index percent change		NDX Index: (11,000 – 10,000) / 10,000 = 10% RTY Index: (1,540 – 1,100) / 1,100 = 40%
Payment at maturity	=	$1,000 + ($1,000 × index percent change of the worst performing underlying index, subject to the maximum upside payment at maturity)
	=	$1,000 + ($1,000 × 10%)
	=	$1,100

In example 1, the final index values of both the NDX Index and RTY Index are greater than their initial index values. The NDX Index has appreciated by 10% while the RTY Index has appreciated by 40%. Therefore, investors receive at maturity the stated principal amount plus 100% of the appreciation of the worst performing underlying index, which is the NDX Index in this example, subject to the maximum upside payment at maturity. Investors receive $1,100 per Buffered Security at maturity.

EXAMPLE 2: The final index value of each underlying index is greater than its respective initial index value.

Final index value		NDX Index: 17,000
RTY Index: 1,760
Index percent change		NDX Index: (17,000 – 10,000) / 10,000 = 70% RTY Index: (1,760– 1,100) / 1,100 = 60%
Payment at maturity	=	$1,000 + ($1,000 × index percent change of the worst performing underlying index, subject to the maximum upside payment at maturity)
	=	$1,160

In example 2, the final index values of both the NDX Index and RTY Index are greater than their initial index values. The NDX Index has appreciated by 70% while the RTY Index has appreciated by 60%. Therefore, investors receive at maturity the stated principal amount plus 100% of the appreciation of the worst performing underlying index, which is the RTY Index in this example, subject to the maximum upside payment at maturity. Because the payment at maturity cannot exceed the maximum upside payment at maturity, investors receive $1,160 per Buffered Security at maturity.

October 2021 Page 4

Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index due August 2, 2023

Principal at Risk Securities

EXAMPLE 3: The final index value of one underlying index is greater than its respective initial index value while the final index value of the other underlying index is less than its respective initial index value, but neither underlying index has decreased from its initial index value by an amount greater than the buffer amount of 14%.

Final index value		NDX Index: 14,000
RTY Index: 1,045
Index percent change		NDX Index: (14,000 – 10,000) / 10,000 = 40% RTY Index: (1,045 – 1,100) / 1,100 = -5%
Payment at maturity	=	$1,000 + ($1,000 × absolute index return of the worst performing underlying index)
	=	$1,000 + ($1,000 × 5%)
	=	$1,050

In example 3, the final index value of the NDX Index is greater than its respective initial index value, while the final index value of the RTY Index is less than its respective initial index value. The NDX Index has appreciated by 40%, while the RTY Index has declined by 5%, but neither underlying index has decreased from its initial index value by an amount greater than the buffer amount of 14%. Therefore, investors receive at maturity the stated principal amount plus a return reflecting the absolute value of the performance of the worst performing underlying index, which is the RTY Index in this example. Investors receive $1,050 per Buffered Security at maturity. In this example, investors receive a positive return even though one of the underlying indices has declined in value by 5%, due to the absolute return feature of the Buffered Securities and because neither underlying index has declined to below 86% of its initial index value.

EXAMPLE 4: The final index value of one underlying index is greater than its respective initial index value while the final index value of the other underlying index is less than 86% of its respective initial index value.

Final index value		NDX Index: 11,000
RTY Index: 550
Index percent change		NDX Index: (11,000 – 10,000) / 10,000 = 10% RTY Index: (550 – 1,100) / 1,100 = -50%
Index performance factor		NDX Index: 2,200 / 2,000 = 110% RTY Index: 550 / 1,100 = 50%
Payment at maturity	=	($1,000 × index performance factor of the worst performing underlying index) + $140
	=	($1,000 × 50%) + $140
	=	$640

In example 4, the final index value of the NDX Index is greater than its respective initial index value, while the final index value of the RTY Index is less than 86% of its respective initial index value. While the NDX Index has appreciated by 10%, the RTY Index has declined by 50%. Therefore, investors are exposed to the negative performance of the RTY Index, which is the worst performing underlying index in this example, beyond the buffer amount of 14%, and receive a payment at maturity of $640 per Buffered Security. In this example, investors lose the benefit of the absolute return feature and are instead exposed to the negative performance of the worst performing underlying index even though the other underlying index has appreciated in value by 10%.

October 2021 Page 5

Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index due August 2, 2023

Principal at Risk Securities

EXAMPLE 5: The final index value of each underlying index is less than its respective initial index value, but neither underlying index has decreased from its initial index value by an amount greater than the buffer amount of 14%.

Final index value		NDX Index: 9,500
RTY Index: 1,067
Index percent change		NDX Index: (9,500 – 10,000) / 10,000 = -5% RTY Index: (1,067 – 1,100) / 1,100 = -3%
Payment at maturity	=	$1,000 + ($1,000 × absolute index return of the worst performing underlying index)
	=	$1,050

In example 5, the final index value of each underlying index is less than its respective initial index value, but neither underlying index has decreased from its initial index value by an amount greater than the buffer amount of 14%. The NDX Index has declined by 5% while the RTY Index has declined by 3%. Therefore, investors receive at maturity the stated principal amount plus a return reflecting the absolute value of the performance of the worst performing underlying index, which is the NDX Index in this example. Investors receive $1,050 per Buffered Security at maturity.

EXAMPLE 6: The final index value of each underlying index is less than 86% of its respective initial index value.

Final index value		NDX Index: 3,000
RTY Index: 440
Index percent change		NDX Index: (3,000 – 10,000) / 10,000 = -70% RTY Index: (440 – 1,100) / 1,100 = -60%
Index performance factor		NDX Index: 3,000 / 10,000 = 30% RTY Index: 440 / 1,100 = 40%
Payment at maturity	=	($1,000 × index performance factor of the worst performing underlying index) + $140
	=	($1,000 × 30%) + $140
	=	$440

In example 6, the final index values of both the NDX Index and the RTY Index are less than their respective initial index values by an amount greater than the buffer amount of 14%. The NDX Index has declined by 70% while the RTY Index has declined by 60%. Therefore, investors lose the benefit of the absolute return feature and instead are instead exposed to the negative performance of the NDX Index, which is the worst performing underlying index in this example, beyond the buffer amount of 14%, and receive a payment at maturity of $440 per Buffered Security.

Because the payment at maturity of the Buffered Securities is based on the worst performing of the underlying indices, a decline in either underlying index by an amount greater than the buffer amount of at least 14% (to be determined on the pricing date) will result in a loss, and potentially a significant loss, of your investment, even if the other underlying index has appreciated or has not declined as much.

October 2021 Page 6

Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index due August 2, 2023

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Buffered Securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for participation securities, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered Securities.

Risks Relating to an Investment in the Buffered Securities

￭The Buffered Securities do not pay interest and provide a minimum payment at maturity of only at least 14% of the stated principal amount. The terms of the Buffered Securities differ from those of ordinary debt securities in that the Buffered Securities do not pay interest and provide a minimum payment at maturity of only at least 14% of the stated principal amount of the Buffered Securities. If the final index value of either underlying index is less than 86% of its initial index value (assuming a hypothetical buffer amount of 14%), the absolute return feature will no longer be available and you will instead receive for each Buffered Security that you hold a payment at maturity that is less than the stated principal amount of each Buffered Security by an amount proportionate to the decline in the value of the worst performing underlying index from its initial index value, plus $140 per Buffered Security. Accordingly, investors may lose up to 86% of the stated principal amount of the Buffered Securities (depending on the actual buffer amount, which will be determined on the pricing date).

￭The appreciation potential of the Buffered Securities is limited by the maximum upside payment at maturity. The appreciation potential of the Buffered Securities is limited by the maximum upside payment at maturity of $1,160 per Buffered Security, or 116% of the stated principal amount. Because the upside payment at maturity will be limited to 116% of the stated principal amount for the Buffered Securities, any increase in the final index value of the worst performing underlying index over its initial index value by more than 16% of its initial index value will not further increase the return on the Buffered Securities. The maximum return you can receive if the worst performing underlying index depreciates is similarly limited to 14% because of the buffer amount. If the worst performing underlying index depreciates by more than the buffer amount of 14%, you will lose some or a significant portion of your investment.

￭The market price of the Buffered Securities will be influenced by many unpredictable factors. Several factors will influence the value of the Buffered Securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered Securities in the secondary market, including the value, volatility and dividend yield of the underlying indices, interest and yield rates in the market, time remaining until the Buffered Securities mature, geopolitical conditions and economic, financial, political, regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. The levels of the underlying indices may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “NASDAQ-100 Index® Overview” and “Russell 2000® Index Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Buffered Security if you try to sell your Buffered Securities prior to maturity.

￭The Buffered Securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Buffered Securities. You are dependent on our ability to pay all amounts due on the Buffered Securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Buffered Securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Buffered Securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Buffered Securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the Buffered Securities is not linked to the values of the underlying indices at any time other than the valuation date. The final index value of each underlying index will be based on the index closing value of such index

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Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index due August 2, 2023

Principal at Risk Securities

on the valuation date, subject to postponement for non-index business days and certain market disruption events. Even if both underlying indices appreciate prior to the valuation date but the value of either underlying index drops by the valuation date to less than at most 86% of its initial index value (to be determined on the pricing date), the payment at maturity will be less than it would have been had the payment at maturity been linked to the values of the underlying indices prior to such drop. Although the actual values of the underlying indices on the stated maturity date or at other times during the term of the Buffered Securities may be higher than their respective final index values, the payment at maturity will be based solely on the index closing values on the valuation date.

￭Investing in the Buffered Securities is not equivalent to investing in either underlying index. Investing in the Buffered Securities is not equivalent to investing in either underlying index or the component stocks of either underlying index. As an investor in the Buffered Securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute either underlying index.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Buffered Securities in the original issue price reduce the economic terms of the Buffered Securities, cause the estimated value of the Buffered Securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Buffered Securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Buffered Securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Buffered Securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Buffered Securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered Securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Buffered Securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Buffered Securities than those generated by others, including other dealers in the market, if they attempted to value the Buffered Securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Buffered Securities in the secondary market (if any exists) at any time. The value of your Buffered Securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the Buffered Securities will be influenced by many unpredictable factors” above.

￭The Buffered Securities will not be listed on any securities exchange and secondary trading may be limited. The Buffered Securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered Securities. MS & Co. may, but is not obligated to, make a market in the Buffered Securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Buffered Securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Buffered Securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered Securities easily. Since other broker-dealers may not participate significantly in the secondary market for the Buffered Securities, the price at which you may be able to trade your Buffered Securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Buffered Securities, it is likely that there would be no secondary market for the Buffered Securities. Accordingly, you should be willing to hold your Buffered Securities to maturity.

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￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Buffered Securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Buffered Securities (and possibly to other instruments linked to the underlying indices or their component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered Securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial index value of either underlying index, and, therefore, could increase the value at or above which such underlying index must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered Securities (depending also on the performance of the other underlying index). Additionally, such hedging or trading activities during the term of the Buffered Securities, including on the valuation date, could adversely affect the closing value of either underlying index on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity (depending also on the performance of the other underlying index).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Buffered Securities. As calculation agent, MS & Co. will determine the initial index values and the final index values, including whether any underlying index has decreased to below 86% of its respective initial index value, and will calculate the amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final index value in the event of a market disruption event or discontinuance of an underlying index. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “Description of Participation Securities—Postponement of Valuation Date(s),” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Buffered Securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the Buffered Securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for participation securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Buffered Securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Buffered Securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the Buffered Securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Buffered Securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered Securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Buffered Securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Buffered Securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered Securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered Securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Risks Relating to the Underlying Indices

￭You are exposed to the price risk of both underlying indices. Your return on the Buffered Securities is not linked to a basket consisting of both underlying indices. Rather, it will be based upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlying indices. Poor performance by either underlying index over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying index. If either underlying index declines to below at most 86% of its respective initial index value (to be determined on the pricing date) as of the valuation date, you will lose some or a substantial portion of your investment, even if the other underlying index has appreciated or has not declined as much. Accordingly, your investment is subject to the price risk of both underlying indices.

￭Because the Buffered Securities are linked to the performance of the worst performing underlying index, you are exposed to greater risk of sustaining a loss on your investment than if the Buffered Securities were linked to just one underlying index. The risk that you will suffer a loss on your investment is greater if you invest in the Buffered Securities as opposed to substantially similar securities that are linked to the performance of just one underlying index. With two underlying indices, it is more likely that either underlying index will decline to below 86% of its initial index value as of the valuation date than if the Buffered Securities were linked to only one underlying index. Therefore it is more likely that you will suffer a loss on your investment.

￭The Buffered Securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlying indices, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the Buffered Securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Adjustments to the underlying indices could adversely affect the value of the Buffered Securities. The publisher of either underlying index may add, delete or substitute the stocks constituting such underlying index or make other methodological changes that could change the value of such underlying index. The publisher of either underlying index may discontinue or suspend calculation or publication of such underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

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Principal at Risk Securities

NASDAQ-100 Index® Overview

The NASDAQ-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market LLC. The NASDAQ-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index® equals the aggregate value of the then-current NASDAQ-100 Index® share weights of each of the NASDAQ-100 Index® component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index® component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor, which becomes the basis for the reported NASDAQ-100 Index® value. For additional information about the NASDAQ-100 Index®, see the information set forth under “NASDAQ-100 Index®” in the accompanying index supplement.

Information as of market close on October 22, 2021:

Bloomberg Ticker Symbol:	NDX
Current Index Value:	15,355.07
52 Weeks Ago:	11,662.91
52 Week High (on 9/7/2021):	15,675.76
52 Week Low (on 10/30/2020):	11,052.95

The following graph sets forth the daily closing values of the NDX Index for the period from January 1, 2016 through October 22, 2021. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the NDX Index for each quarter in the same period. The closing value of the NDX Index on October 22, 2021 was 15,355.07. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The NDX Index has at times experienced periods of high volatility, and you should not take the historical values of the NDX Index as an indication of its future performance.

NDX Index Daily Closing Values January 1, 2016 to October 22, 2021

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NASDAQ-100 Index®	High	Low	Period End
2016
First Quarter	4,497.86	3,947.80	4,483.66
Second Quarter	4,565.42	4,201.06	4,417.70
Third Quarter	4,891.36	4,410.75	4,875.70
Fourth Quarter	4,965.81	4,660.46	4,863.62
2017
First Quarter	5,439.74	4,911.33	5,436.23
Second Quarter	5,885.30	5,353.59	5,646.92
Third Quarter	6,004.38	5,596.96	5,979.30
Fourth Quarter	6,513.27	5,981.92	6,396.42
2018
First Quarter	7,131.12	6,306.10	6,581.13
Second Quarter	7,280.71	6,390.84	7,040.80
Third Quarter	7,660.18	7,014.55	7,627.65
Fourth Quarter	7,645.45	5,899.35	6,329.96
2019
First Quarter	7,493.27	6,147.13	7,378.77
Second Quarter	7,845.73	6,978.02	7,671.08
Third Quarter	8,016.95	7,415.69	7,749.45
Fourth Quarter	8,778.31	7,550.79	8,733.07
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter	12,888.28	11,052.95	12,888.28
2021
First Quarter	13,807.70	12,299.08	13,091.44
Second Quarter	14,572.75	13,001.63	14,554.80
Third Quarter	15,675.76	14,549.09	14,689.62
Fourth Quarter (through October 22, 2021)	15,489.59	14,472.12	15,355.07

“Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “NASDAQ-100 Index®” in the accompanying index supplement.

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Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

Information as of market close on October 22, 2021:

Bloomberg Ticker Symbol:	RTY
Current Index Value:	2,291.266
52 Weeks Ago:	1,630.254
52 Week High (on 3/15/2021):	2,360.168
52 Week Low (on 10/30/2020):	1,538.479

The following graph sets forth the daily closing values of the RTY Index for the period from January 1, 2016 through October 22, 2021. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter in the same period. The closing value of the RTY Index on October 22, 2021 was 2,291.266. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The RTY Index has at times experienced periods of high volatility, and you should not take the historical values of the RTY Index as an indication of its future performance.

RTY Index Daily Closing Values January 1, 2016 to October 22, 2021

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Russell 2000® Index	High	Low	Period End
2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter	1,263.438	1,139.453	1,251.646
Fourth Quarter	1,388.073	1,156.885	1,357.130
2017
First Quarter	1,413.635	1,345.598	1,385.920
Second Quarter	1,425.985	1,345.244	1,415.359
Third Quarter	1,490.861	1,356.905	1,490.861
Fourth Quarter	1,548.926	1,464.095	1,535.511
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter	1,740.753	1,653.132	1,696.571
Fourth Quarter	1,672.992	1,266.925	1,348.559
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter (through October 22, 2021)	2,296.185	2,214.958	2,291.266

The “Russell 2000® Index” is a trademark of FTSE Russell. For more information, see “Russell 2000® Index” in the accompanying index supplement.

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Additional Terms of the Buffered Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:	With respect to the NDX Index, Nasdaq, Inc., or any successor thereof. With respect to the RTY Index, FTSE Russell, or any successor thereof.
Denominations:	$1,000 per Buffered Security and integral multiples thereof
Index closing value:

With respect to the NDX Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of the NDX Index, or any successor index as defined under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement, published at the regular official weekday close of trading on such index business day by the underlying index publisher for the NDX Index, as determined by the calculation agent. In certain circumstances, the index closing value for the NDX Index will be based on the alternate calculation of the NDX Index as described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement.

With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the RTY Index or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index will be based on the alternate calculation of the RTY Index as described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement. The closing value of the RTY Index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the RTY Index published by the underlying index publisher for the RTY Index.

Postponement of maturity date:

If the scheduled valuation date is not an index business day with respect to either underlying index or if a market disruption event occurs with respect to either underlying index on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Buffered Securities will be postponed to the second business day following the latest valuation date as postponed with respect to either underlying index.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Buffered Securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Buffered Securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately

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preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each Buffered Security on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Buffered Securities to the trustee for delivery to the depositary, as holder of the Buffered Securities, on the maturity date.

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Additional Information About the Buffered Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 Buffered Security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered Securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a Buffered Security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the Buffered Securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for participation securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Buffered Securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Buffered Securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered Securities. Such gain or loss should be long-term capital gain or loss if the investor has held the Buffered Securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered Securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for participation securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the Buffered Securities and current market conditions, we expect that the Buffered Securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the Buffered Securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Buffered Securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Buffered Securities.

Both U.S. and non-U.S. investors considering an investment in the Buffered Securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for participation securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered Securities, including possible alternative treatments, the issues presented by the aforementioned notice and any

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tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for participation securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Buffered Securities.

Use of proceeds and hedging:

The proceeds from the sale of the Buffered Securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Buffered Security issued, because, when we enter into hedging transactions in order to meet our obligations under the Buffered Securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Buffered Securities borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Buffered Securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the Buffered Securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in stocks of the underlying indices, futures and/or options contracts on the underlying indices, any component stocks of the underlying indices listed on major securities markets or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the value of either underlying index on the pricing date, and therefore could increase the value at or above which such underlying index must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered Securities (depending also on the performance of the other underlying index). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Buffered Securities, including on the valuation date, by purchasing and selling the stocks constituting the underlying indices, futures or options contracts on the underlying indices or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered Securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of either underlying index, and, therefore, adversely affect the value of the Buffered Securities or the payment you will receive at maturity (depending also on the performance of the other underlying index). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for participation securities.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Buffered Securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $ for each Buffered Security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Buffered Securities. When MS & Co. prices this offering of Buffered Securities, it will determine the economic terms of the Buffered Securities, including the buffer amount, such that for each Buffered Security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for participation

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Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Value of the Worst Performing of the NASDAQ-100 Index® and the Russell 2000® Index due August 2, 2023

Principal at Risk Securities

securities.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for participation securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for participation securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for participation securities, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov.as follows:

Product Supplement for Participation Securities dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for participation securities, in the index supplement or in the prospectus.

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